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                                                                Exhibit 5.1

                      [Letterhead of D. Rabuzzi, Esq.]





                                                          February 17, 2004

Duquesne Light Company
411 Seventh Avenue
Pittsburgh, PA  15219

Ladies and Gentlemen:

         I am Assistant General Counsel of Duquesne Light Company (the "Company"). I have acted as counsel to the Company in connection with the Company's proposed issuance and sale from time to time of up to $300,000,000 in aggregate amount of its Preferred Stock (the "Preferred Stock") and its First Mortgage Bonds (the "Bonds"), as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Stock and the Bonds under Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, to JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A.), as trustee (the "Mortgage Trustee"), as heretofore amended and supplemented and as to be further supplemented by one or more supplemental indentures relating to the Bonds (such Indenture, as so amended and supplemented, being hereinafter called the "Mortgage"), under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bonds will be issued under the Mortgage.

         I, or attorneys under my supervision, have examined the Company's Restated Articles of Incorporation and such corporate records, certificates and other documents and have reveiwed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you as follows:

         I am of the opinion that the Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the Registration

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February 17, 2004
Page 2

Statement, and that the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

                     I am also of the opinion that when:

               (a) the Registration Statement, as it may be amended, has become effective under the Act,

               (b) the Company's Board of Directors, or a duly authorized committee thereof, has taken such action as may be necessary to establish the relative rights and preferences of the Preferred Stock of each series and authorize the Company's issuance and sale thereof on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to Preferred Stock,

               (c) a statement establishing such series of the Preferred Stock has been filed with the Department of State of the Commonwealth of Pennsylvania in the form and manner required by law, and

               (d) the Preferred Stock of such series has been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, authorizations and documents referred to above, the Preferred Stock of each series will be legally issued, fully paid and non-assessable.

                     I am further of the opinion that when:

               (a) the Registration Statement, as it may be amended, has become effective under the Act and the Mortgage shall have been qualified under the Trust Indenture Act;

               (b) the Company's Board of Directors or a duly authorized Committee thereof, has taken such action as may be necessary to authorize the issuance and sale by the Company of the Bonds of such series on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Bonds of such series, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Bonds from time to time; and

               (c) the specific terms of each Bond of such series shall have been determined within the authorizations referred to above, and each Bond shall have been duly executed and authenticated by the Mortgage Trustee and issued, sold and delivered by the Company to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, authorizations and documents referred to above,

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February 17, 2004
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the Bonds of each series will be legally issued, valid and binding obligations of the Company, subject to laws relating to or affecting the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity.

         I am further of the opinion that the statements contained under "PENNSYLVANIA TAXES" in the prospectus contained in the Registration Statement are accurate as of this date.

         I hereby authorize and consent to the use of this opinion as Exhibit
5.1 to the Registration Statement and the references to me in the Registration Statement and in the prospectus constituting a part thereof.

                     In rendering their opinion, Dewey Ballantine LLP may rely upon this opinion as to all matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them.

                                          Very truly yours,

                                          /s/ D. L. Rabuzzi

                                          /s/ Douglas Rabuzzi